EXHIBIT 10.60

            WAIVER AND NINTH AMENDMENT TO CREDIT AGREEMENT AND NOTE


         THIS WAIVER AND NINTH AMENDMENT TO CREDIT AGREEMENT AND NOTE ("Ninth Amendment"), made and entered into as of the 31st day of December, 1996, by and between GTI CORPORATION, a Delaware corporation ("Company"), and UNION BANK OF CALIFORNIA, N.A. (successor in interest to Union Bank), a national banking association ("Bank"),

                              W I T N E S S E T H

         WHEREAS, on December 17, 1992, the Company and the Bank entered into a Certain Credit Agreement and Note (as amended by those certain First, Second, Third, Fourth, Fifth, Sixth, Seventh and Eighth Amendments to Credit Agreement and Note, dated as of May 7, 1993, July 14, 1993, March 24, 1994, June 24, 1994, November 30, 1994, June 29, 1995, December 19, 1995 and February 15, 1996, respectively, the "Credit Agreement") pursuant to which the Bank agreed to extend to the Company and the Company agreed to accept from the Bank certain credit facilities more particularly described therein; and

         WHEREAS, the Company and the Bank desire (i) to evidence the waiver by the Bank of the Company's compliance with certain of the financial covenants set forth in the Credit Agreement for the fiscal quarter of the Company ended September 30, 1996, and (ii) to amend the Credit Agreement (A) to extend the Revolver Termination Date through and including March 31, 1997, (B) to decrease the maximum availability under the Revolving Loan Facility from Ten Million Dollars ($10,000,000.00) to Seven Million Five Hundred Thousand Dollars ($7,500,000.00), (C) to modify certain of the financial and other covenants with which the Company is to comply, and (D) to provide for certain ancillary matters;

         NOW, THEREFORE, for and in consideration of the premises hereof, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1. All capitalized terms used in this Ninth Amendment shall, unless otherwise defined herein or unless the context otherwise requires, have the meanings given thereto in the Credit Agreement.

    2. The Bank hereby waives, for the fiscal quarter of the Company ended September 30, 1996, and only for such fiscal quarter, compliance by the Company with the Tangible Net Worth covenant set forth in Subsection 4.02(h) of the Credit Agreement, the profitability covenant set forth in Subsection 4.02(j) of the Credit Agreement and the debt service coverage ratio covenant set forth in Subsection 4.02(1) of the Credit Agreement, and agrees that such noncompliance shall not constitute an Event of Default under the Credit Agreement or under the Credit Agreement as amended by this Ninth Amendment. The waiver here given is specific to the covenants, and for the fiscal quarter of the Company, referred to above and shall not operate as a waiver of compliance by the Company with any other covenants set forth in the Credit Agreement, or in the Credit Agreement as amended by this Ninth Amendment, or with the covenants referred to above for any other fiscal quarters of the Company.

     3.   Section I of the Credit Agreement is amended to read as follows:

SECTION I.     THE REVOLVING LOAN FACILITY

1.01. Availability. Subject to the terms and conditions of this Agreement, the Bank shall, from time to time during the period commencing on the Ninth Amendment Effective Date and ending on March 31, 1997 (the "Revolver Termination Date"), advance to the Company such revolving loans as the Company may request under the Revolving Loan Facility (individually a "Revolving Loan" and collectively the "Revolving Loans"); provided, however, that the outstanding principal amount of all Revolving Loans shall not exceed in the aggregate (a) at any given time during the period commencing on the Ninth Amendment Effective Date and ending on December 31, 1996, the lesser of (I) Ten Million Dollars ($10,000,000.00), or (ii) eighty percent (80%) of the net amount owing on Eligible Accounts, or (b) at any other given time, the lesser of (I) Seven Million Five Hundred Thousand Dollars ($7,500,000.00), or (ii) eighty percent (80%) of the net amount owing on Eligible Accounts (the "Revolving Loan Commitment"). Except as otherwise provided herein, the Company may borrow, repay, and reborrow under the Revolving Loan Facility. Unless otherwise directed by the Company, the Bank shall make the proceeds of each Revolving Loan available to the Company by crediting account no. 4000132123 maintained by the Company at the Bank's San Diego Regional Office.

1.02. Notice of Revolver Borrowing. The Company shall request the Bank to make each Revolving Loan by an irrevocable notice to the Bank (a "Notice of Revolver Borrowing") which specifies:

     (a) The amount of the requested Revolving Loan, which shall be Twenty-five Thousand Dollars ($25,000.00) or an integral multiple thereof; and

     (b)  The date of the requested Revolving Loan, which shall be a Banking
Day.

The Company shall give each Notice of Revolver Borrowing to the Bank on or prior to the date of the requested Revolving Loan, and shall do so by telephone, telex or telecopy to the Bank's San Diego Regional Office, located at the address shown in Subsection 8.01(a) hereof, during the hours specified in Subsection 8.01(b) hereof. The Company shall immediately confirm each Notice of Revolver Borrowing in a writing to the Bank in the form appended hereto as Exhibit A.

1.03. Interest Rate. The Company shall pay interest on the unpaid principal amount of each Revolving Loan as follows:

     (a) From the date of such loan until the earlier of December 31, 1996 or the maturity of such loan (whether by acceleration or otherwise) at a rate per annum equal to the Reference Rate plus one-half of one percent (0.50%), such rate to change from time to time as the Reference Rate shall change; and

     (b) From the later of January 1, 1997 or the date of such loan until the maturity of such loan (whether by acceleration or Otherwise) at a rate per annum equal to the Reference Rate Plus one and one-quarter percent (1.25%), such rate to change from time to time as the Reference Rate shall change.

1.04.     Payments.

     (a) If not sooner repaid, the Company shall repay the aggregate unpaid principal amount of all Revolving Loans on the Revolver Termination Date; provided, however, that on December 31, 1996, the Company shall repay such portion of the aggregate unpaid principal amount of all Revolving Loans as shall be necessary to reduce such aggregate unpaid principal amount to an amount not greater than the amount to which the Revolving Loan Commitment will be reduced on January 1, 1997. The Company shall pay accrued interest on the unpaid principal amount of each Revolving Loan in arrears on the last day in each calendar month (commencing December 31, 1996), and at maturity (whether by acceleration or otherwise).

     (b) The Company may prepay any Revolving Loan, in whole or in part and at any time, provided that each partial prepayment shall be in a principal amount Twenty-five Thousand Dollars ($25,000.00) or an integral multiple thereof.

1.05. Extension Fee. Upon the execution of the Ninth Amendment, the Company shall pay to the Bank an extension fee in the amount of Five Thousand Dollars ($5,000.00) (the"Extension Fee").

1.06. Commitment Fee. Until the Revolver Termination Date, the Company shall pay to the Bank a commitment fee of one-quarter of one percent (0.25%) per annum on the average daily undisbursed amount of the Revolving Loan Commitment during each calendar quarter or portion thereof; provided, however, that the commitment fee payable in respect of the calendar quarter ending December 31, 1996 shall be computed at rate of one-eighth of one percent (0.125%) per annum (the "Commitment Fees). The Commitment Fee shall be payable quarterly in arrears on the last day in each March, June, September and December (commencing December 31, 1996), and at maturity (whether by acceleration or otherwise). For purposes of computing the Commitment Fee, the Revolving Loan Commitment shall be deemed to be (a) for the calendar quarter ending December 31, 1996, Ten Million Dollars ($10,000,000.00), and (b) for all subsequent calendar quarters, Seven Million Five Hundred Thousand Dollars ($7,500,000.00), irrespective of whether a shortfall in Eligible Accounts otherwise limits the aggregate principal amount of Revolving Loans available to the Company at any given time.

1.07. Purpose. Revolving Loans shall be used only for the general working capital purposes of the Company.

1.08. Facility Account. The obligation of the Company to repay the Revolving Loans and to pay interest thereon as herein provided shall be evidenced by an account or accounts maintained by the Bank on its books (collectively, the "Facility Account"). The Company hereby authorizes the Bank to record in the Facility Account:
                                        (a)  The principal amount and the date
of each Revolving Loan

     (b) The interest rates applicable to each Revolving Loan and the effective dates of all changes in such rates;

     (c) The date and amount of each payment of principal, interest or other expenses made by or on behalf of the Company with respect to each Revolving Loan; and

     (d) Such other matters as the Bank shall deem necessary or desirable for the computation of amounts required to be paid by the Company under this Agreement or the other Facility Documents.

The Company agrees that all notations made by the Bank in the Facility Account shall constitute prima facie evidence of the matters noted.

1.09     Other Payment Terms.

     (a) Whenever any payment due hereunder shall fall due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

     (b) The Company shall make all payments hereunder to the Bank's San Diego Regional office, located at the address shown in Subsection 8.01(a) hereof, in lawful money of the United States of America and in immediately available funds. The Company hereby authorizes the Bank to charge from time to time against any or all deposit accounts maintained by the Company with the Bank any amount payable by the Company hereunder not paid when due.

     (c) If any amounts required to be paid by the Company under this Agreement or the other Facility Documents (including without limitation principal, accrued interest and fees) remain unpaid after maturity (whether by acceleration or otherwise), the Company shall pay interest on the aggregate outstanding balance of such amounts from maturity until those amounts are paid in full at a rate per annum equal to the Reference Rate plus five percent (5%), such rate to change from time to time as the Reference Rate shall change.

     (d) A11 computations of interest or fees under this Agreement shall be based on a year of 360 days for actual days elapsed.

1.10. Security. A11 amounts due or to become due hereunder a- Secured and/or supported, as the case may be, by (a) a Security Agreement, dated December 19, 1996, executed by the Company, (b) a Continuing Guaranty, dated December 19, 1996, executed by Valor Electronics, Inc. ("Valor"), which Continuing Guaranty is in turn secured by a Security Agreement (Chattel Mortgage), dated October 6, 1992, executed by Valor, (c) a Continuing Guaranty, dated December 19, 1996, executed by Promptus, which Continuing Guaranty is in turn secured by a Security Agreement, dated November 16, 1994, executed by Promptus, and (d) two (2) Security Agreements - Pledge, each dated November 30, 1994, and each executed by the Company. In addition, and as security for all Obligations of the Company to the Bank, the Company hereby grants to the Bank a continuing security interest in:

     (1) All Deposits in which the Company now or at any time hereafter has an interest; and

     (2)  All proceeds and products of, and all accessions to, such Deposits.

1.11. Banking Relationship. In consideration of the interest rates payable with respect to the Revolving Loans, and to afford the Bank the benefit of the security interest in Deposits granted by the Company to the Bank in Section
1.10 hereof, the Company hereby agrees that it will maintain all of its major deposit accounts with the Bank until the termination of this Agreement and the satisfaction in full of all Obligations of the Company arising hereunder.

    4. Subsection 2.02(b) of the Credit Agreement is amended to read as follows:

     (b) The Company shall have delivered to the Bank statements in form and detail satisfactory to the Bank showing the aging and adjustment of the accounts receivable of the Company, Valor and Promptus (and collections thereon) as at the end of the semimonthly period most recently ended (or as at the end of the next preceding semimonthly period if the requested Revolving Loan is to be made during the first ten (10) days of any such semimonthly period); provided, however, that the statements of the Company, Valor and Promptus as at November 30, 1996 shall satisfy the requirement set forth in this Subsection 2.02(b) in respect of all Revolving Loans requested by the Company during the period commencing on December 16, 1996 and ending on January 10, 1997; and


    5. Subsection 3.01(g) of the Credit Agreement is amended by deleting therefrom the date "December 31, 1994" where it appears in the second line of such subsection and by substituting in lieu thereof the date "December 31, 1995".

    6. Subsection 3.01(h) of the Credit Agreement is amended by deleting therefrom the phrase "the Seventh Amendment" where it appears in the third line of such subsection and by substituting in lieu thereof the phrase "the Ninth Amendment".

    7. Subsection 4.01(a) of the Credit Agreement is amended by the addition thereto of a new Subsection 4.01(a)(i) to read as follows:

     (i) Within thirty (30) days after the end of each calendar month, a copy of the Financial Statement of the Company for such calendar month Certified by the chief executive officer, the president, the chief financial officer or the corporate controller of the Company to have been prepared in accordance with generally accepted accounting principles consistently applied, except for any inconsistencies explained in such certificate;

    8. Subsection 4.01(a)(vi) of the Credit Agreement is amended by deleting therefrom the phrase "Subsections 4.01(a)(ii) and (iv) hereof" where it appears in the second and third lines of such subsection and by substituting in lieu thereof the phrase "Subsections 4.01(a)(i), (ii) and (iv) hereof".

    9. Subsection 4.01(a)(ix) of the Credit Agreement is amended to read as follows:

     (ix)   Not later than the tenth (10th) day after each of the fifteenth
(15th) day and the last day of each calendar month, but only if Revolving Loans are then outstanding under the Revolving Loan Facility, statements in form and detail satisfactory to the Bank showing the aging and adjustment of the accounts receivable of the Company, Valor and Promptus (and collections thereon) as at the end of such semimonthly period;

   10. The first sentence of Subsection 4.01(f) of the Credit Agreement is amended to read as follows:

The Company will use the Facilities and the proceeds of the Revolving Loans only for the purposes, and in the manner, specifically set forth in Section
1.07 hereof.

    11. Subsection 4.01(h) of the Credit Agreement is amended by deleting therefrom the phrase "Subsection 1.01(a)" where it appears in the sixth line of such subsection and by substituting in lieu thereof the phrase "Section 1.01".

    12. Subsection 4.02(g) of the Credit Agreement is amended to read as follows:

     (g) Capital Expenditures. The Company will not, and will not permit any Subsidiary to, make any expenditures for fixed or capital assets (including, without limitation, expenditures under capital leases) which would cause the aggregate of all expenditures for fixed or capital assets made by the Company and all Subsidiaries (including, without limitation, expenditures under capital leases) to exceed Ten Million Dollars ($10,000,000.00) during the fiscal year of the Company ending December 31, 1996, or Five Hundred Thousand Dollars ($500,000.00) during any fiscal year of the Company ending after December 31, 1996.

    13. Subsection 4.02(h) of the Credit Agreement is amended to read as follows:

     (h) Tangible Net Worth. The Company will not permit its consolidated Tangible Net Worth to be less than:

     (i) As at the end of the fiscal quarter of the Company ending December 31, 1996, the sum of (A) Thirty-eight Million Dollars ($38,000,000.00), (B) seventy-five percent (758) of the cumulative consolidated after tax net profits of the Company for the fiscal quarter of the Company ending December 31, 1996 (without reduction, however, for any consolidated after tax net losses sustained by the Company for such calendar quarter), and (C) the aggregate amount of all infusions of equity made on or after October 1, 1996 and on or prior to December 31, 1996; and


     (ii) As at the end of any calendar month ending after December 31, 1996, the sum of (A) Thirty-eight Million Dollars ($38,000,000.00), (B) seventy-five percent (75%) of the cumulative consolidated after tax net profits of the Company for the fiscal quarter of the Company ending December 31, 1996, (C) seventy-five percent (75%) of the cumulative consolidated after tax net profits of the Company for all calendar months ending after December 31, 1996 and on or prior to the date of computation (without reduction, however, for consolidated after tax net losses sustained by the Company for any of such calendar months), and (D) the aggregate amount of all infusions of equity made on or after October 1, 1996.

    14. Subsection 4.02(j) of the Credit Agreement is amended to read as follows:

     (j) Net Income. The Company (I) will not permit its consolidated net income after taxes for the fiscal quarter of the Company ending December 31, 1996 to be less than One Hundred Thousand Dollars ($100,000.00), (ii) will not permit its consolidated net income after taxes for any calendar month ending after December 31, 1996 to be less than One Dollar ($1.00), and (iii) will not permit its consolidated net income after taxes for the fiscal quarter of the Company ending March 31, 1997 to be less than Five Hundred Thousand Dollars ($500,000.00).

    15. Section 4.02 of the Credit Agreement is amended by the addition thereto of a new Subsection 4.02(m) to read as follows:

Section V.

     (m) Promptus Net Income. The Company will not permit the net income after taxes of Promptus for the fiscal quarter of Promptus ending March 31, 1997 to be less than One Dollar ($1.00).

    16.  The Credit Agreement is amended by deleting therefrom

    17. The definition of "Bank" set forth in Section 7.01 of the Credit Agreement is amended to read as follows:

 "Bank" shall mean Union Bank of California, N.A. (successor in interest to Union Bank), a national banking association.

    18. The definition of "Banking Day" set forth in Section 7.01 of the Credit Agreement is amended to read as follows:

"Banking Day" shall mean a day (other than a Saturday or Sunday) on which commercial banks are open for business in San Diego, California, and "Banking Days" shall mean two (2) or more such days.

    19. The definition of "Commitment Fee" set forth in Section 7.01 of the Credit Agreement is amended to read as follows:

"Commitment Fee" shall have the meaning given to that term in Section 1.06.

    20. The definition of "Facility Account" set forth in Section 7.01 of the Credit Agreement is amended to read as follows:

"Facility Account" shall have the meaning given to that term in Section 1.08.

    21. The definition of "Guaranty" set forth in Section 7.01 of the Credit Agreement is amended by deleting therefrom the phrase "Subsections 1.03(c)(ii) and (iii)" where it appears in the second line of such definition and by substituting in lieu thereof the phrase "Subsections 1.10(b) and (c)".

    22.  The definition of "Notice of Revolver Borrowing" set forth in Section
7.01 of the Credit Agreement is amended to read as follows:

"Notice of Revolver Borrowings" shall have the meaning given to that term in
Section 1.02.

    23.  The definition of "Revolver Termination Date" set forth in Section
7.01 of the Credit Agreement is amended to read as follows:

"Revolver Termination Date" shall have the meaning given to that term in
Section 1.01.

    24.  The definition of "Revolving Loan" and "Revolving Loans" set forth in
Section 7.01 of the Credit Agreement is amended to read as follows:

"Revolving Loan" and "Revolving Loans" shall have the meanings given to those terms in Section 1.01.

    25.  The definition of "Revolving Loan Commitment" set forth in Section
7.01 of the Credit Agreement is amended to read as follows:

"Revolving Loan Commitment" shall have the meaning given to that term in Section

    26. The definition of "Valor" set forth in Section 7.01 of the Credit Agreement is amended to read as follows:

"Valor" shall have the meaning given to that term in Subsection 1.10(b).

    27. Section 7.01 of the Credit Agreement is amended by deleting therefrom the definitions of "Change of Law", "Interest Period", "LIBO Rate" "LIBOR Revolving Loan" and "LIBOR Revolving Loans", "Notice of Revolver Conversion", "Notice of Revolver Interest Period Selection", "Reference Rate Revolving Loan" and "Reference Rate Revolving Loans" and "Yield Rate".

    28. Section 7.01 of the Credit Agreement is further amended by the addition thereto of the following definitions in proper alphabetic order:

"Extension Fee" shall have the meaning given to that term in Section 1.05.

"Ninth Amendment" shall mean that certain Ninth Amendment to Credit Agreement and Note, dated as of______________, 1996, by and between the Company and the Bank.

"Ninth Amendment Effective Date" shall mean the date on which the Ninth Amendment becomes effective as provided in Paragraph 33 thereof.

    29. The address of the Bank for purpose of notice set forth in Subsection 8.01(a) of the Credit Agreement is amended to read as follows:

         Union Bank of California, N.A.
         San Diego Regional Office
         530 "B" Street, 4th Floor
         San Diego, California  92101
         Attention; Mr. Richard A. Petrie

The amendment to the Credit Agreement set forth in this Paragraph 29 shall be, and shall be deemed to be, notice to the Company of the change in the address of the Bank herein set forth.

   30. The first sentence of Subsection 8.01(b) of the Credit Agreement is amended to read as follows:

Each Notice of Revolver Borrowing shall be given by the Company to the Bank's San Diego Regional Office, located at the address referred to in Subsection 8.01(a) hereof, between 8:30 a.m. and 3:00 p.m., California time, on a Banking Day.

    31.  Section 8.08 of the Credit Agreement is amended to read as follows:

8.08. Dispute Resolution. The Alternative Dispute Resolution Agreement appended to the Ninth Amendment is incorporated herein and made a part hereof.

    32. The Credit Agreement is amended by deleting therefrom Exhibits A, C and D and by substituting in lieu thereof new Exhibits A, C and D in the forms appended to this Ninth Amendment as Exhibits I, II and III, respectively.

    33. This Ninth Amendment shall become effective on the date on which the Bank shall have received the following:

     (a)  This Ninth Amendment, duly executed by the Company;

     (b) A certificate of the Company's secretary or an assistant secretary, dated not later than the date of this Ninth Amendment, certifying the following documents, copies of which shall be attached to or incorporated in such certificate: (I) resolutions, adopted by the Company's Board of Directors and continuing in effect, which authorize the execution, delivery and performance by the Company of this Ninth Amendment and all other documents and instruments to be executed, delivered and performed by the Company in connection herewith; and (ii) all other documents evidencing additional corporate action and governmental or other approvals, if any, necessary for the execution, delivery and performance by the Company of this Ninth Amendment and all other documents and instruments to be executed, delivered and performed by the Company in connection herewith;

     (c) A certificate of the Company's secretary or an assistant secretary, dated not later than the date of this Ninth Amendment, certifying the incumbency and signatures of the officers of the Company authorized to execute, deliver and perform on behalf of the Company this Ninth Amendment and all other documents and instruments to be executed, delivered and performed by the Company in connection herewith;

     (d) A Security Agreement on the Bank's standard form, dated December 19, 1996 and duly executed by the Company, granting to the Bank a security interest in the therein described assets of the Company as security for the Obligations of the Company arising under the Credit Agreement as amended by this Ninth Amendment and the other Facility Documents;

     (e) Two (2) Continuing Guaranties, each on the Bank's standard form, each dated December 19, 1996, one (1) duly executed by each of Valor and Promptus;

     (f) Three (3) Alternative Dispute Resolution Agreements in the form appended to this Ninth Amendment as Exhibit IV, each dated not later than the date of this Ninth Amendment, one duly executed by each of the Company, Valor and Promptus;

     (g) A certificate of the secretary or an assistant secretary of each of Valor and Promptus, each dated not later than the date of this Ninth Amendment, certifying the following documents, copies of which shall be attached to or incorporated in such certificate: (I) resolutions, adopted by the Board of Directors of Valor or Promptus, as the case may be, and continuing in effect, which authorize the execution, delivery and performance by Valor or Promptus, as the case may be, of such corporation's Continuing Guaranty and Alternative Dispute Resolution Agreement; and (ii) all other documents evidencing additional corporate action and governmental or other approvals, if any, necessary for the execution, delivery and performance by Valor or Promptus, as the case may be, of such corporation's Continuing Guaranty and Alternative Dispute Resolution Agreement; together with a certificate of the secretary or an assistant secretary of each of Valor and Promptus, each dated not later than the date of this Ninth Amendment, certifying the incumbency and signatures of the officers of Valor or Promptus, as the case may be, authorized to execute, deliver and perform on behalf of Valor or Promptus, as the case may be, such corporation's Continuing Guaranty and Alternative Dispute Resolution Agreement;

     (h) Evidence that all steps necessary in the opinion of the Bank to perfect the security interest granted to the Bank by the Security Agreement referred to in Subparagraph 33(d) of this Ninth Amendment as a first priority security interest in the assets described therein have been duly taken (including the filing of all appropriate UCC-2 Financing Statement Change Forms);

  (i)  The Extension Fee in the amount of Five Thousand Dollars ($5,000.00); and

     (j) Such other documents and agreements as the Bank may reasonably request to effectuate the purposes of this Ninth Amendment.

    34. Except as expressly provided herein, the Credit Agreement is unchanged and remains in full force and effect.

    35. This Ninth Amendment shall be governed by and construed in accordance with the laws of the State of California.


    36. This Ninth Amendment may be executed in any number of counterparts, any set of which signed by both parties hereto shall be deemed to constitute a complete, executed original for all purposes.

         IN WITNESS WHEREOF, the Company and the Bank have caused this Ninth Amendment to be executed as of the day and year first above written.


UNION BANK OF CALIFORNIA,                        GTI CORPORATION
  N.A.

By:      \s\ Richard Petrie                      By:     \s\   Albert J. Hugo-Martinez
         --------------------------                        -----------------------------
Title:   Vice President                          Title:   President and CEO
         -------------------------                         -------------------------


By:____________________________                    By:___________________________
Title:__________________________                   Title:__________________________

                                   EXHIBIT I
                                  (EXHIBIT A)

                   NOTICE OF REVOLVER BORROWING CONFIRMATION

                                                                          [Date]


Union Bank of California, N.A.
San Diego Regional Office
530 "B" Street, 4th Floor
San Diego, California  92101
Attention:  Mr. Richard A. Petrie

Gentlemen:

    This letter will confirm the Notice of Revolver Borrowing given by GTI
CORPORATION ("Company") to UNION BANK OF CALIFORNIA, N.A. ("Bank") on         ,
199_, pursuant to Section 1.02 of the Credit Agreement and Note, dated as of December 17, 1992, between the Company and the Bank, as amended (the "Agreement"). In such notice, the Company requested the Bank to make a Revolving Loan pursuant to the Agreement and specified as follows:

         (a)  The amount of the requested loan is to be $__________________; and

         (b) The date of the requested loan is to be _____________________, 199___.

         The Company further confirms to the Bank that, as of the date of this confirmation, the representations and warranties set forth in Section 3.01 of the Agreement are true and correct, no Event of Default or Unmatured Event of Default has occurred and is continuing, and each of the Facility Documents remains in full force and effect.

Very truly yours,

GTI CORPORATION




By_______________________________
Title:___________________________